CERTIFICATE OF SECRETARY

SAN WEST, INC.

This Secretary's Certificate is furnished pursuant to that certain Securities Purchase Agreement, dated as of February 4, 2010 (the "**Agreement**"), by and among **SAN WEST, INC.**, a California corporation (the "**Company**"), and the Purchaser, and Section 2.3(a)(viii)(D) of the PipeFund Services Organization Standard Transaction Document labeled GTC 1-10 (General Terms and Conditions) available and accessible at www.pipefund.com (the "**PST Document GTC**"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

As of February 4, 2010, the undersigned, Secretary of the Company, hereby certifies on behalf of the Company in his or her capacity as an officer of the Company as follows.

(a) Attached hereto is a true, correct and complete copy of the resolutions of the board of directors of the Company dated February 4, 2010. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect, since their adoption to and including the date hereof and are now in full force and effect.

(b) Attached hereto is a true, correct and complete copy of the certificate of incorporation of the Company, together with any and all amendments thereto, and no action has been taken to further amend, modify or repeal such certificate of incorporation, the same being in full force and effect in the attached form as of the date hereof.

(c) Attached hereto is a true, correct and complete copy of the Bylaws of the Company, together with any and all amendments thereto, and no action has been taken to further amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the date hereof.

(d) Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Transaction Documents on behalf of the Company, and the signature appearing opposite such person's name below is such person's genuine signature.

Name	**Position**	**Signature**
Frank Drechsler	President and CEO	[signature]

IN WITNESS WHEREOF, the undersigned has executed this Secretary's Certificate and caused this Certificate to be delivered on the date first written above.

X: [signature]
Print Name: Frank Drechsler
Print Title: Secretary

Secretary_'s Certificate SNWT v.1[1]

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

                                                                                                                          Original Issue Date: February 4, 2010       Original Principal Amount:  $150,000.00

                                     SAN WEST, INC. CONVERTIBLE NOTE

FOR VALUE RECEIVED, the Company promises to pay to the order of GEMINI MASTER FUND, LTD. or its registered assigns (the “Holder”) the principal sum of US$150,000.00 on February 1, 2011 (“Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay accrued and unpaid interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof.

This Note is subject to the following additional provisions:

 Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note (a) initially capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement (including without limitation those incorporated therein by reference) and (b) the following terms shall have the following meanings:

“Conversion Shares” means, collectively, the shares of Common Stock issued or issuable upon conversion or redemption of this Note in accordance with the terms hereof, including without limitation shares of Common Stock issued or issuable as interest hereunder or as damages under the Transaction Documents.

“Mandatory Default Amount” means the sum of (i) the greater of (A) 150% of the outstanding principal amount of this Note, plus 100% of accrued and unpaid interest hereon, or (B) the outstanding principal amount of this Note, plus all accrued and unpaid interest hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either (a) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (b) paid in full, whichever has a lower price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of this Note.

.

“Original Issue Date” means the date of the issuance of this Note, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence this Note.

“Purchase Agreement” means the Securities Purchase Agreement pursuant to which this Note was issued, dated on or about the date hereof.

 Section 2. Interest; Late Fees.

a) Interest. Interest shall accrue daily on the outstanding principal amount of this Note at a rate per annum equal to 10%.  On the Maturity Date, the Company shall pay to the Holder all accrued but unpaid interest hereunder.  Interest shall be calculated on the basis of a 360-day year and actual days elapsed and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made.  Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”).

b) Late Fees. All overdue accrued and unpaid amounts to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted by applicable law (“Late Fees”) which shall accrue daily from the date such amount is due hereunder through and including the date of actual payment in full.

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.  No service charge will be payable for such exchange.

b) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

a) Voluntary Conversion. At any time after the Original Issue Date until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(c) hereof).  The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder.  To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion.  The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s).  In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

b) Conversion Price. The conversion price shall be equal to lesser of (i) $0.04 and (ii) 80% of the lowest Closing Bid Price of the Company’s Common Stock during the 10 Trading Days immediately preceding the applicable Conversion Date, subject in each case to adjustment herein (the “Conversion Price”).

c) Conversion Limitation – Holder’s Restriction on Conversion. Notwithstanding anything to the contrary contained herein, the Company shall not effect any conversion of this Note, and the Holder shall not have the right to convert any portion of this Note (or otherwise acquire Conversion Shares with respect to this Note), to the extent that after giving effect to the issuance of Common Stock upon such conversion (or other issuance), the Holder Group would beneficially own in excess of the Maximum Ownership Percentage of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon such conversion (including for such purpose the shares of Common Stock issuable upon such conversion or issuance) (“Beneficial Ownership Limitation”). For purposes of calculating the Beneficial Ownership Limitation, the number of shares of Common Stock beneficially owned by the Holder Group shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder (including without limitation Regulation 13D-G), provided, however, that such beneficial ownership shall exclude any shares of Common Stock issuable upon conversion, exchange or exercise of (or purchase of Common Stock under) any Convertible Securities or Options outstanding at the time of determination and beneficially owned by the Holder Group which contain a limitation on conversion, exchange, exercise or purchase analogous to the Beneficial Ownership Limitation contained herein.  To the extent that the Beneficial Ownership Limitation contained herein applies, the determination of whether and to what extent this Note is convertible (vis-à-vis other Convertible Securities or Options, including without limitation other Notes, beneficially owned by the Holder Group) shall be on the basis of first submission to the Company for conversion, exchange, exercise or purchase, as the case may be, or as otherwise determined in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether and to what extent this Note is convertible (vis-à-vis such other Convertible Securities or Options), in each case subject to the Beneficial Ownership Limitation.  In determining the number of outstanding shares of Common Stock for purposes of calculating the Beneficial Ownership Limitation, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company’s most recent Periodic Report containing such information, (ii) a more recent public announcement by the Company, or (iii) any other notice or disclosure by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding, and the Holder may rely on knowledge it may have concerning any shares of Common Stock issued which are not reflected in the preceding clauses (i) through (iii) (e.g., issuances to the Holder upon a prior Note conversion since the date as of which such number of outstanding shares of Common Stock was reported). Upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. Each delivery of a Notice of Conversion by the Holder will constitute a representation by the Holder that it has evaluated the limitation set forth in this Section 4(c) and determined, based on this Section 4(c), that the issuance of the full number of Conversion Shares requested in such Notice of Conversion is permitted under this Section 4(c), and the Company shall have no obligation to verify or confirm such determination.  No conversion of this Note in violation of this Section 4(c) but otherwise in accordance with this Note shall affect the status of the Conversion Shares as validly issued, fully-paid and nonassessable.  By written notice to the Company, the Holder may at any time and from time to time increase or decrease the Maximum Ownership Percentage to any other percentage specified in such notice (or specify that the Beneficial Ownership Limitation shall no longer be applicable), provided, however, that (A) any such increase (or inapplicability) shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company, (B) any such increase or decrease shall apply only to the Holder and not to any other holder of Notes, and (C) the Maximum Ownership Percentage shall not be less than 4.9%.  The provisions of this Section 4(c) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(c) to correct this provision (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation.  The Beneficial Ownership Limitation contained in this Section shall apply to a successor Holder of this Note.  If at any time the Beneficial Ownership Limitation makes this Note unconvertible in whole or in part, the Company shall not by reason thereof be relieved of its obligation to issue shares of Common Stock at any time or from time to time thereafter upon conversion of this Note as and when shares of Common Stock may be issued in compliance with such limitation.

d) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted plus any accrued but unpaid interest thereon, by (y) the Conversion Price.

ii. Delivery of Certificate upon Conversion. Not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares which, on or after the Legend Removal Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of Conversion Shares being acquired upon the conversion of this Note. On or after the date which is six months following the Original Issue Date on which this Note is issued, the Company shall use its best efforts to deliver any certificate(s) or shares required to be delivered by the Company under this Section 4 electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

iii. Failure to Deliver Certificates. If in the case of any Notice of Conversion such certificate(s) or shares are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates representing the principal amount of this Note unsuccessfully tendered for conversion to the Company.

iv. Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares. In the event the Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to the Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment.  In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion.  If the Company fails for any reason to deliver to the Holder such certificate(s) or shares pursuant to Section by the second Trading Day after the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such second Trading Day after the Share Delivery Date until such certificates are delivered.  Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default under this Note for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.  The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v. Compensation for Buy-In on Failure to Timely Deliver Certificates upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate(s) or shares by the Share Delivery Date pursuant to Section 4(d)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(d)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

Section 5. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Convertible Securities or Options (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Notes); (B) subdivides outstanding shares of Common Stock into a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Equity Sales. The Conversion Price is subject to Full Ratchet Anti-Dilution Adjustment.

c) Subsequent Rights Offerings. If the Company, at any time while the Note is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share that is lower than the VWAP on the record date referenced below, then the Conversion Price shall be multiplied by a fraction of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares issued (assuming delivery to the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP.  Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

d) Pro Rata Distributions. If the Company, at any time while this Note is outstanding, distributes to all holders of Common Stock (and not to the Holders in their capacity as holders of Notes) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than the Common Stock, which shall be subject to Section 5(b)), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to 1 outstanding share of the Common Stock as determined by the Board of Directors of the Company in good faith.  In either case the adjustments shall be described in a statement delivered to the Holder describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to 1 share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

e) Fundamental Transaction. If, at any time while this Note is outstanding, the Company effects or there otherwise occurs a Fundamental Transaction, then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of 1 share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of 1 share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new Note consistent with the foregoing provisions and evidencing the Holder’s right to convert such Note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 5(e) and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

f) Notice to the Holder. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Section 6. No Prepayment/Redemption. The Company may not prepay or redeem this Note in whole or in part.

Section 7. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal amount of any Note or (B) interest, liquidated damages and other amounts owing to a Holder on any Note, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within 3 Trading Days;

ii. the Company shall fail to observe or perform any other covenant or agreement contained in the Notes (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in clause (ix) below) which failure is not cured, if possible to cure, within 10 Trading Days after notice of such failure sent by the Holder or by any other Holder;

iii. any representation or warranty made in this Note, any other Transaction Document, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made; obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $100,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vi. if at any time the Common Stock shall not be eligible for listing or quotation for trading on an Eligible Market and shall not be eligible to resume listing or quotation for trading thereon within five (5) Trading Days;

vii. the Company shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of 33% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction) (except to the extent provided for in the Purchase Agreement);

viii. if at any time after three months following the Closing Date the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or has failed to file all reports required to be filed thereunder during the then preceding 12 months (or such shorter period that the Company was required to file such reports); or

ix. the Company shall fail for any reason to deliver certificates to a Holder prior to the fifth Trading Day after a Conversion Date pursuant to this Note or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Notes in accordance with the terms hereof.

b) Remedies upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. After the occurrence and during the continuance of any Event of Default, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted under applicable law.  In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 7(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 8. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, by email, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number, email address or mailing address as the Company may specify for such purpose by notice to the Holder delivered in accordance with this Section 8.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of the Holder appearing on the books of the Company, or if no such facsimile number or address appears, at the principal place of business of the Holder.  Except as may otherwise be provided herein, any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or by email prior to 5:30 p.m. (New York City time) on a Trading Day, with electronic confirmation of such delivery, (ii) the first Trading Day immediately following the date of transmission, if such notice or communication is delivered via facsimile or by email not on a Trading Day or between 5:30 p.m. (New York City time) and  11:59 p.m. (New York City time) on any date, with electronic confirmation of such delivery, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The address, facsimile and email address for such notices and communications shall be as set forth on the signature pages attached to the Purchase Agreement.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.  This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

c) Lost or Mutilated Note.  If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other reasonable costs and expenses reasonably incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note.  Any waiver by the Company or the Holder must be in writing.

f) Severability.  If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g) Assumption.  Any successor to the Company or any surviving entity in a Fundamental Transaction shall (i) assume, prior to such Fundamental Transaction, all of the obligations of the Company under this Note and the other Transaction Documents pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) and (ii) issue to the Holder a new Note of such successor entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, having a principal amount and interest rate equal to the principal amount and the interest rate of this Note and having similar ranking to this Note, which shall be satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed).  The provisions of this Section 8(g) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Note.

h) Usury. This Note shall be subject to the anti-usury limitations contained in the Purchase Agreement.

*********************

IN WITNES WHEREOF, the Company has caussed this NOTE to be duly executed by a duly authorized officer of the date first above indicated.

SAN WEST, INC.

By:/s/Frank J. Drechsler

Name Frank J. Drechsler

Title: President

ANNEX A

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Note) TO: Frank Drechsler, CEO

The undersigned hereby irrevocably elects to convert $ of the principal amount of the Convertible Note Due February 1, 2011 of San West, Inc. issued to Gemini Master Fund, Ltd. into shares of San West, Inc. Common Stock as of the Conversion Date written below.

Conversion Date:

Principal Amount to be converted: $

Accrued Interest thereon: $

Conversion Price: $

Number of shares of Common Stock to be issued:

Principal Amount of Note Left Unconverted: $

Please issue the shares of Common Stock in the following name and to the following address:

Gemini Master Fund, Ltd.              c/o Gemini Strategies, LLC             135 Liverpool Drive, Suite C

Issue to: Cardiff, CA 92007

Authorized Signature: By: GEMINI STRATEGIES, LLC

 By:                Steve Winters, President

Broker DTC Participant Code: Jefferies DTC #0019______________________________

Account Number: 662-70252

iv. the Company or any Subsidiary shall be subject to a Bankruptcy Event

v. the Company or any Subsidiary shall default on any of its

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (“Agreement”) is entered into as of February 12, 2010 by and between SAN WEST, INC., a corporation organized under the laws of the State of California (the “Company”), and the Person set forth on the signature page hereto as the “Purchaser” hereunder (“Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, a Note of the Company in a PIPE Transaction as set forth herein;

NOW THEREFORE, in consideration of the foregoing premise and the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Purchaser agree as follows:

1.

Incorporation by Reference; Definitions.

(a)

Incorporation. This Agreement incorporates by reference, as if set forth herein in its entirety and including without limitation all terms, conditions and provisions set forth therein, the PipeFund Services Organization Standard Transaction Document labeled GTC 1-10 (General Terms and Conditions) available and accessible at www.pipefund.com (“PST Document GTC”); provided, however, that to the extent any of the terms, conditions or provisions of this Agreement (without such incorporation) contradict or conflict with the terms, conditions or provisions of PST Document GTC, this Agreement shall control.

(b)

Defined Terms.  Each initially capitalized term used but not defined in this Agreement (including PST Document GTC as incorporated herein pursuant to the preceding Section), and each initially capitalized term used but not defined in any other Transaction Document, shall have the meaning ascribed thereto in the PipeFund Services Organization Standard Transaction Document labeled 1-10 DEF (Definitions) available and accessible at www.pipefund.com.

(c)

PipeFund Transaction Code. This Securities Purchase Agreement shall be known as “Securities Purchase Agreement #SNWT-10-A”.

2. Securities.  The Company agrees to issue and sell, and the Purchaser agrees to purchase, in consideration for payment by the Purchaser of its Subscription Amount indicated on the Purchaser’s signature page hereto, upon the terms and conditions contained in this Securities Purchase Agreement, a Convertible Note of the Company, in the form attached hereto as Exhibit A (“Note”), with an aggregate original principal amount equal to the Purchaser’s Subscription Amount, which Note shall (i) bear interest at 10% per annum, (ii) be convertible into shares of Common Stock as set forth in the Note, and (iii) have a maturity date of February 1, 2011.

3. Closing.  Notwithstanding anything to the contrary contained in Section 2.3(a)(viii) of PST Document GTC, the Company shall not be required to deliver a Legal Opinion or Officer’s Certificate under subsection (B) and (C) thereof. There shall be no Funds Escrow Agent or Documents Escrow Agent for the Closing.  The original Note shall be delivered to the Purchaser within three (3) Trading Days following the Closing Date.  At the Closing the Company shall pay or reimburse to Purchaser the non-refundable, non-accountable sum equal to $2,500 for documentation of the Transactions.  The Purchaser may withhold and offset such amount and the PipeFund expense from the payment of such Purchaser’s Subscription Amount otherwise payable hereunder at Closing.

4.

Company Address for Notices:

SAN WEST, INC. 10350 Mission

Gorge Road Santee, CA 92069 Attn: Frank Drechsler Facsimile: 714-968-6840 Email: frank@buggyworld.net or "fjdrechsleryahoo.htm">fjdrechsler@yahoo.com

5.

Modifications and Additional Terms.

(a)

No Registration Rights.  Sections 6.1 through 6.3 of PST Document GTC are hereby deleted such that the Purchaser shall not have any registration rights except for the piggyback registration rights set forth in Section 6.4 thereof.

(b)

The Bulletin Board shall be an Eligible Market.

[Signature Page Follows]

2

IN WITNESS WHEREOF, as of the date first written above, the Parties hereto have duly executed, or caused their authorized officers to duly execute, this Securities Purchase Agreement.

COMPANY:

SAN WEST, INC.

By:/s/Frank J. Drechsler

Name Frank J. Drechsler

Title: President

PURCHASER:

1. Signature:

2. Subscription Amount:

3. Maximum Ownership Percentage:

GEMINI MASTER FUND, LTD.

BY: GEMINI STRATEGIES,LLC

BY:/s/ Steven W. Winters

Name Steven W. Winters

Title: President

$150,000

The Maximun Ownership Percentage shall be 9.9% if no box is checked below:

[ ] None [X] 4.9% [ ] 9.9% [ ] Other___%

Exhibit A

FORM OF CONVERTIBLE NOTE

[See Executed Note]

A-1

DISCLOSURE SCHEDULE

None

3